Exhibit 99.2

BANC OF AMERICA SECURITIES LLC One Bryant Park New York, New York 10036 BANK OF AMERICA, N.A. 214 North Tryon Street Charlotte, North Carolina 28255	CITIGROUP GLOBAL MARKETS INC. 390 Greenwich Street New York, New York 10013

August 3, 2009

PepsiCo, Inc.
700 Anderson Hill Road
Purchase, NY 10577

Attention	Maria Teresa Hilado
Senior Vice President, Finance and Treasurer

Project Alchemy

Ladies and Gentlemen:

Bank of America, N.A. (“Bank of America”) is pleased to offer to be the sole administrative agent (in such capacity, the “Administrative Agent”) for a $4,000,000,000 364-day senior unsecured revolving credit facility (the “Senior Credit Facility”) to PepsiCo, Inc. (“you” or the “Company”) the proceeds of which will be used to do one or more of the following: fund your acquisition of PepsiAmericas, Inc., a Delaware corporation (“PAS”) pursuant to an Agreement and Plan of Merger dated as of August 3, 2009 and/or fund your acquisition of The Pepsi Bottling Group, Inc., a Delaware corporation (“PBG” and together with PAS, the “Acquired Companies”) pursuant to an Agreement and Plan of Merger dated as of August 3, 2009 (the “Acquisition”) including to backstop commercial paper issued in connection with the Acquisition, and each of Bank of America Citigroup Global Markets Inc. (“CGMI”) on behalf of Citi (as defined below) (Citi together with Bank of America, in such capacities, the “Initial Lenders”) is pleased to offer its several (and not joint) commitment to lend 50% of the Senior Credit Facility, upon and subject to the terms and conditions set forth in this letter (this “Commitment Letter”) and in the Summary of Terms and Conditions attached as Exhibit A hereto and incorporated herein by this reference (the “Summary of Terms”).  Each of Banc of America Securities LLC (“BAS”) and CGMI is pleased to advise you of its willingness in connection with the foregoing commitment, as joint lead arranger and joint book manager (in such capacities, the “Lead Arrangers”; the Lead Arrangers together with the Initial Lenders, the “Commitment Parties”) for the Senior Credit Facility, to form a syndicate of financial institutions (including the Initial Lenders) (collectively, the “Lenders”) reasonably acceptable to you for the Senior Credit Facility.  The Acquisition, the arrangement and funding of the Senior Credit Facility, the payment of fees and expenses in connection therewith and all related transactions including those contemplated by this Commitment Letter and the Summary of Terms are referred to as the “Transactions.”  For the purposes of this Commitment Letter “Citi” means CGMI, Citibank, N.A., Citicorp USA, Inc. and/or any of their affiliates as may be appropriate to consummate the transaction contemplated hereby.

You have further advised us that one or both of the Target Existing Facilities (as defined below) may need to be amended to (i) permit the Acquisition, (ii) remove the financial covenants therein and

(iii) conform the other covenants and events of default to the Company’s Existing 364-Day Facility (as defined in the Summary of Terms).  In connection therewith, each of the Initial Lenders agrees to work with you to achieve the necessary amendments on terms and conditions to be mutually agreed.

Section 1.  Conditions Precedent.  The several commitment of each Initial Lender hereunder and the several undertaking of each Lead Arranger to provide the services described herein are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to the Commitment Parties:  (a) the preparation, execution and delivery of mutually acceptable loan documentation incorporating substantially the terms and conditions outlined in this Commitment Letter (the “Operative Documents”);  (b) the absence of any material adverse change in the financial condition, operations or properties of the Company and its subsidiaries taken as a whole (after giving pro forma effect to the Acquisition), since December 27, 2008, that has not been publicly disclosed prior to the date hereof;  (c) the accuracy and completeness of all representations that the Company makes to the Commitment Parties in Section 8 of this Commitment Letter and all information that the Company furnishes to the Commitment Parties in accordance with Section 8 of this Commitment Letter; (d) the Company’s compliance in all material respects with the terms of this Commitment Letter and the Fee Letter referred to below, including, without limitation, the payment in full of all fees, expenses and other amounts payable under this Commitment Letter and (e) prior to and during the syndication of the Senior Credit Facility there shall be no competing offering, placement or arrangement of any competing senior credit facility by or on behalf of the Company or any of its subsidiaries (other than for foreign subsidiaries, provided that no more than $300,000,000 in aggregate principal amount of indebtedness of foreign subsidiaries shall be the subject of an offering, placement or arrangement of a senior credit facility during the first three weeks following the date hereof).

Section 2.  Commitment Termination.  The commitments of the Commitment Parties hereunder will expire at 8:00 a.m. (New York time) on August 4, 2009 unless you execute this Commitment Letter and the Fee Letter and return them to us prior to that time (which may be by facsimile or e-mail transmission), whereupon this Commitment Letter (including the Summary of Terms) and the Fee Letter (each of which may be signed in one or more counterparts) shall become binding agreements.  Thereafter, all commitments and undertakings of the Commitment Parties hereunder will expire on the earlier of (a) the date the Operative Documents are executed and delivered, and (b) March 31, 2010.  In consideration of the time and resources that the Commitment Parties will devote to the Senior Credit Facility, you agree that, until such expiration, you will not solicit, initiate, entertain or permit, or enter into any discussions in respect of, any offering, placement or arrangement of any competing senior credit facility for the Company and its subsidiaries (other than as permitted under clause (e) of section 1).

Section 3.  Syndication.  The Lead Arrangers will manage all aspects of the syndication of the Facility in consultation with the Company, including the timing of all offers to potential Lenders, the determination of the amounts offered to potential Lenders and any titles offered to proposed Lenders, the acceptance of commitments of the Lenders and the compensation to be provided to the Lenders (it being understood and agreed that the Company shall have consent rights with respect to the aggregate amount of compensation to be provided to the Lenders and any titles offered to the Lenders).

The Lead Arrangers intend to commence syndication of the Senior Credit Facility promptly upon your acceptance of this Commitment Letter and the Fee Letter, and the several commitments of the Initial Lenders hereunder shall be reduced, pro rata, dollar-for-dollar as and when such commitments are received from other Lenders to the extent such other Lender enters into a new commitment letter on substantially identical terms to this Commitment Letter or becomes a party to this Commitment Letter.  You agree to actively assist the Lead Arrangers in achieving a syndication of the Senior Credit Facility that is reasonably satisfactory to the Lead Arrangers in consultation with you.  Such assistance shall include your (a) providing and causing your advisors to provide the Commitment Parties and the other

Lenders upon request with all information reasonably deemed necessary by the Commitment Parties to complete a successful syndication, including, but not limited to, information and evaluations prepared by you and your advisors, or on your behalf, relating to the transactions contemplated hereby (the “Transaction Information”, and together with the Projections (as hereinafter defined), the “Information”), (b) assisting in the preparation of an Information Memorandum and other materials to be used in connection with the syndication of the Senior Credit Facility (collectively with the Summary of Terms, the “Information Materials”), (c) endeavoring to ensure that the syndication efforts benefit materially from the Company’s existing lending relationships and (d) otherwise assisting Bank of America and BAS in their syndication efforts, including by making senior management and representatives of the Company available to participate in information meetings with potential Lenders at such times and places as the Lead Arrangers may reasonably request.

Bank of America will act as sole Administrative Agent for the Senior Credit Facility and the Lead Arrangers will act as joint lead arrangers and joint book managers for the Senior Credit Facility.  BAS shall have “lead left” placement in all marketing materials with respect to the Senior Credit Facility.  It is understood that no lender participating in the Senior Credit Facility will receive compensation from you in order to obtain its commitment, except on the terms contained herein and in the Summary of Terms. No additional agents, co-agents or arrangers will be appointed and no other titles will be awarded without the consent of the Commitment Parties and the Company.

In connection with the syndication of the Senior Credit Facility, unless the parties hereto otherwise agree in writing, you shall be under no obligation to provide Information Materials suitable for distribution to any prospective Lender (each, a “Public Lender”) that has personnel who do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Company or its affiliates, or the respective securities of any of the foregoing.  You agree, however, that the definitive credit documentation will contain provisions concerning Information Materials to be provided to Public Lenders and the absence of MNPI therefrom on substantially identical terms to those in the Existing 364-Day Facility (as defined in the Summary of Terms).  Prior to distribution of Information Materials to prospective Lenders, you shall provide us at our request with a customary letter authorizing the dissemination thereof.

Section 4.  Fees.  In addition to the fees described in Annex I, the Company shall pay the non-refundable fees set forth in the letter agreement dated the date hereof (the “Fee Letter”) among the Company and the Commitment Parties.  The terms of the Fee Letter are an integral part of the commitments of the Commitment Parties hereunder and constitute part of this Commitment Letter for all purposes hereof (other than for purposes of permitted disclosure under Section 7).

Section 5.  Indemnification.  You agree to indemnify and hold harmless each Commitment Party, each Lender and each of their affiliates and their respective officers, directors, employees, agents, advisors and other representatives (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) the Transactions or any matters or transactions contemplated by this Commitment Letter or (b) the Senior Credit Facility or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or material breach in bad faith of its obligations hereunder.  In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your directors, equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or to your or their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or material breach in bad faith of its obligations hereunder.  In no event, however, shall any Indemnified Party or the Company be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).  Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Section 6.  Costs and Expenses.  By executing this Commitment Letter, you agree to reimburse the Commitment Parties from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, Shearman & Sterling LLP) incurred in connection with the Senior Credit Facility, the syndication thereof, the preparation of the definitive documentation therefor and the other transactions contemplated hereby.  The Company shall also pay all costs and expenses of each Commitment Party (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

Section 7.  Confidentiality.  By accepting delivery of this Commitment Letter, the Company agrees that this Commitment Letter is for the Company’s confidential use only and that neither its existence nor the terms hereof will be disclosed by the Company to any person other than the Company’s officers, directors, employees, accountants, attorneys and other advisors, agents and representatives and to insurers and rating agencies (the “Company Representatives”), and then only on a confidential and “need to know” basis in connection with the transactions contemplated hereby; provided, however, that the Company may (i) make such other public disclosures of the terms and conditions of the Commitment Letter as the Company is required by law, regulation or stock exchange rule, in the opinion of the Company’s counsel, to make and (ii) disclose the Commitment Letter (but not the Fee Letter) to the Acquired Companies and their respective officers, directors, employees, accountants, attorneys and other professional advisors.  Notwithstanding any other provisions of this Commitment Letter, each Commitment Party hereby confirms that the Company and the Company Representatives shall not be limited from disclosing the Senior Credit Facility and/or the terms thereof (other than the terms of the Fee Letter) in its filings and submissions with the Securities and Exchange Commission or the New York Stock Exchange.

Each Commitment Party will treat as confidential all confidential information provided to it by or on behalf of the Company hereunder; provided, however, that nothing herein shall prevent any Commitment Party from disclosing any such information (a) to such Commitment Party’s affiliates and their officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any such Information relating to the Company received by it from such Commitment Party, (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Commitment Letter or the enforcement of rights hereunder and (f) to the extent such confidential information (i) becomes publicly available other than as a result of a breach of this Section 7 or (ii) becomes available to any Commitment Party from a source other than the Company which such Commitment Party has no reason to believe has any confidentiality or fiduciary obligation to the Company with respect to such information.

The Company acknowledges that the Commitment Parties and/or one or more of their affiliates may be providing financing, equity capital, financial advisory and/or other services to parties whose interests may conflict with the Company’s interests.  Consistent with such Commitment Party’s policy to hold in confidence the affairs of its customers, neither any Commitment Party nor any of their affiliates will furnish confidential information obtained from the Company to any of such Commitment Party’s other customers.  Furthermore, neither any Commitment Party nor any of their affiliates will make available to the Company confidential information that such Commitment Party obtained or may obtain from any other person.  In connection with the services and transactions contemplated hereby, you agree that each Commitment Party is permitted to access, use and share with any of its bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning you or any of your affiliates that is or may come into the possession of such Commitment Party or any of such affiliates.

Section 8.  Representations and Warranties of the Company.  The Company represents and warrants that (x) all written Information, other than Projections (as defined below), that has been or will hereafter be made available to any Commitment Party, any Lender or any potential Lender by or on behalf of the Company or any of its representatives in connection with the transactions contemplated hereby, taken as a whole, and to the best of your knowledge to the extent that the Information relates to the Acquired Companies and their subsidiaries, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (y) all financial projections concerning the Company and its subsidiaries that have been or will hereafter be made available to any Commitment Party, any Lender or any potential Lender by the Company or any of its representatives in connection with the transactions contemplated hereby (the “Projections”) have been or will be prepared in good faith based upon assumptions believed to be reasonable at the time made.  You agree to furnish us with further and supplemental information from time to time until the Closing Date (as defined in the Summary of Terms) and, if requested by us, for such period thereafter as is necessary to complete the syndication of the Senior Credit Facility so that the representation, warranty and covenant in the immediately preceding sentence are correct on the Closing Date and such later date on which the syndication is completed as if the Information were being furnished, and such representation, warranty and covenant were being made, on such date.  In issuing this commitment and in arranging and syndicating the Senior Credit Facility, the Commitment Parties are and will be using and relying on the Information without independent verification thereof.

In providing this Commitment Letter, the Commitment Parties are relying on the accuracy of the information furnished to it by or on behalf of the Company and its affiliates without independent verification thereof.

Section 9.  No Third Party Reliance, Etc.  The agreements of the Commitment Parties hereunder and of any Lender that issues a commitment to provide financing under the Facility are made solely for the benefit of the Company and may not be relied upon or enforced by any other person.  This Commitment Letter (including the Summary of Terms) and the Fee Letter embody the entire agreement and understanding among Bank of America, BAS, Citi, you and your affiliates with respect to the Senior Credit Facility and supersedes all prior agreements and understandings relating to the specific matters hereof.  Those matters that are not covered or made clear herein are subject to mutual agreement of the parties.  The Company may not assign or delegate any of its rights or obligations hereunder without each Commitment Party’s prior written consent.  This Commitment Letter may not be amended or modified, or any provisions hereof waived, except by a written agreement signed by all parties hereto.  No party has been authorized by any Commitment Party to make any oral or written statements that are inconsistent with this Commitment Letter.  This Commitment Letter is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree that:  (a) (i) the arranging and other services described herein regarding the Senior Credit Facility are arm’s-length commercial transactions between you and your affiliates, on the one hand, and Bank of America and BAS and each other Lead Arranger, on the other hand, (ii) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, and (iii) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby; (b) (i) Bank of America and BAS and each other Lead Arranger each has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity and (ii) neither Bank of America nor BAS nor any other Lead Arranger has any obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) Bank of America and BAS and each other Lead Arranger, and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and Bank of America and BAS and any other Lead Arranger have no obligation to disclose any of such interests to you or your affiliates.  To the fullest extent permitted by law, you hereby waive and release any claims that you may have against Bank of America and BAS and any other Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

The Company acknowledges that one or more Commitment Parties or their affiliates currently are acting as lenders under (i) that certain Credit Agreement of the Company dated as of May 22, 2006 (the “PEP 2006 CA”), (ii) that certain Credit Agreement of the Company dated as of June 25, 2009 (the “PEP 2009 CA”), (iii) that certain Credit Agreement of PBG dated as of October 19, 2007 (the “PBG CA”) and (iv) that certain Credit Agreement of PAS dated as of June 6, 2006 (the “PAS CA”, and together with the PBG CA, the “Target Existing Facilities”; the PEP 2006 CA, the PEP 2009 CA and the Target Existing Facilities are collectively, the “Existing Senior Credit Agreements”).  The Company’s and its affiliates’ rights and obligations under any other agreement with any Commitment Party or any of its affiliates (including the Existing Senior Credit Agreements) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this letter agreement, and none of such rights and obligations under such other agreements shall be affected by such Commitment Party’s performance or lack of performance of services hereunder.  The Company further acknowledges that any Commitment Party or its affiliates may currently or in the future participate in other debt or equity transactions on behalf of or render financial advisory services to the Company or other companies that may be involved in a competing transaction.  The Company hereby agrees that each Commitment Party may render its services under this letter agreement notwithstanding any actual or potential conflict of interest presented by the foregoing, and the Company hereby waives any conflict of interest claims relating to the relationship between such Commitment Party and the Company and its affiliates in connection with the engagement contemplated hereby, on the one hand, and the exercise by such Commitment Party or any of its affiliates of any of their rights and duties under any credit or other agreement (including the Existing Senior Credit Agreements), on the other hand.

Section 10.  Governing Law, Submission to Jurisdiction, Etc.  This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York.  This Commitment Letter

sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto.  This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter.  Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of an original executed counterpart of this Commitment Letter.  Sections 4 through 11 hereof shall survive the termination of the commitments of the Commitment Parties hereunder.  The Company acknowledges that Information Materials and documents relating to the Facility may be transmitted through Intralinks or similar electronic transmission systems.  Each of the Commitment Parties reserves the right to employ the services of its affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to its affiliates certain fees payable to such Commitment Party in such manner as it and its affiliates may agree in its sole discretion.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Service of any process, summons, notice or document by registered mail addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

Section 11.  Waiver of Jury Trial.  Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

Section 12.  Patriot Act Compliance.  Each Commitment Party  hereby notifies you that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), each of them is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Commitment Party to identify the Company in accordance with the Patriot Act.  In that connection, each Commitment Party may also request corporate formation documents, or other forms of identification, to verify information provided.

We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ David L. Catherall
	Name:	David L. Catherall
	Title:	Senior Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ Shaun Dreyer
	Name:	Shaun Dreyer
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Carolyn A. Kee
	Name:	Carolyn A. Kee
	Title:	Managing Director

ACCEPTED AND AGREED
on August 4, 2009:

PEPSICO, INC.

By:	/s/ Maria Teresa Hilado
	Name:	Maria Teresa Hilado
	Title:	Senior Vice President, Finance
and Treasurer

EXHIBIT A

SUMMARY OF INDICATIVE TERMS AND CONDITIONS
PROJECT ALCHEMY
$4,000,000,000 SENIOR CREDIT FACILITY1

BORROWER:
PepsiCo, Inc., a North Carolina corporation (the “Company”) and certain wholly-owned subsidiaries of the Company to be designated as co-borrowers pursuant to the definitive documentation (the “Designated Borrowers”) on terms substantially identical to those set forth in the 364-Day Credit Agreement dated as of June 25, 2009 among the Company, as borrower, the lenders named therein and Citibank, N.A. as administrative agent (the “Existing 364-Day Facility”).

ADMINISTRATIVE AGENT:	Bank of America, N.A. (“Bank of America”) will act as sole administrative agent (the “Administrative Agent”).

SYNDICATION AGENT:	Citigroup Global Markets Inc. (“CGMI”) will act as sole syndication agent.

JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS:	Banc of America Securities LLC and CGMI will act as joint lead arrangers and joint book managers (the “Lead Arrangers”).

LENDERS:
A syndicate of financial institutions (including Bank of America and an affiliate of CGMI) arranged by the Lead Arrangers in consultation with the Company, which institutions shall be acceptable to the Administrative Agent (collectively, the “Lenders”).

SENIOR CREDIT FACILITY:	An aggregate principal amount of up to $4,000,000,000 will be available on a revolving basis for 364 days from the Closing Date.

PURPOSE:	The proceeds of the Senior Credit Facility shall be used to finance the Acquisition and related fees and expenses, including to backstop commercial paper issued in connection therewith.

CLOSING DATE:	The date, on or before March 31, 2010, on which the Operative Documents shall have been executed and delivered and the Acquisition shall be consummated (the “Closing Date”).

[1]	Capitalized terms used in this Summary of Indicative Terms and Conditions and not otherwise defined are used herein as defined in the Commitment Letter to which this summary is attached.

MATURITY:
The Senior Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable 364 days from the Closing Date.  There shall not be an extension option with respect to the maturity of the Senior Credit Facility.

OPTIONAL PREPAYMENTS AND COMMITMENT REDUCTIONS:	Substantially identical to the Existing 364-Day Facility.

MANDATORY PREPAYMENTS AND COMMITMENT
REDUCTIONS:
(a) 100% of all net cash proceeds from sales and casualty or condemnation losses of domestic property and assets of the Company and its subsidiaries (excluding sales of inventory in the ordinary course of business, individual sales that generate net cash proceeds of less than $250,000,000 up to an aggregate of $750,000,000, all sales that generate less than $10,000,000 of net cash proceeds individually and other exceptions to be agreed upon in the loan documentation), (b) 100% of all net cash proceeds from the issuance of additional equity interests in the Company or any of its subsidiaries otherwise permitted under the loan documentation (subject to exceptions to be agreed in the loan documentation) and (c) 100% of all net cash proceeds from the issuance or incurrence after the Closing Date of additional debt of the Company or any of its subsidiaries (subject to exceptions to be agreed in the loan documentation including but not limited to any issuances of commercial paper, intercompany debt or borrowings by foreign subsidiaries) shall be applied to the prepayment of (and permanent reduction of the commitments under) the Senior Credit Facility.

CONDITIONS PRECEDENT TO CLOSING:	The closing and the initial extension of credit under the Senior Credit Facility will be subject to satisfaction of only the following conditions precedent:

(i)
The negotiation, execution and delivery of definitive documentation (including, without limitation, satisfactory legal opinions and other customary closing documents) for the Senior Credit Facility satisfactory to the Company, the Lead Arrangers, the Administrative Agent and the Lenders.  It is understood and agreed that except as expressly contemplated in this Summary of Terms and Conditions, the provisions of  the Senior Credit Facility shall be substantially identical to those of the Existing 364-Day Facility.

(ii)
There shall not have occurred since December 27, 2008 a material adverse change in the financial condition, operations or properties of the Company and its subsidiaries taken as a whole (after giving pro forma effect to the Acquisition) that has not been publicly disclosed prior to the date of the Commitment Letter,.

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(iii)
The Company shall have as of the Closing Date a rating on its long-term indebtedness of A- or higher from Standard & Poor’s Ratings Group and A3 or higher from Moody’s Investors Service, Inc., in each case with a stable or better outlook.

(iv)
The merger agreements or similar agreements (including all schedules and exhibits thereto) (collectively, the “Merger Agreements”) related to the Acquisition shall not have been amended or modified or any condition therein waived, in each case in a manner that is materially adverse to the interests of the Lenders, without the prior written consent of the Lead Arrangers.  The Acquisition shall have been consummated in accordance with the terms of the Merger Agreements and in compliance with applicable law and regulatory approvals and the Lead Arranger and the Initial Lenders shall have received evidence reasonably satisfactory to it that any mergers to effect the Transaction shall have been consummated.

(v)	Other conditions precedent substantially identical to those in the Existing 364-Day Facility.

CONDITIONS PRECEDENT TO ALL EXTENSIONS
OF CREDIT	Substantially identical to the Existing 364-Day Facility.

REPRESENTATIONS AND WARRANTIES:	Substantially identical to the Existing 364-Day Facility.

COVENANTS:
Substantially identical to the Existing 364-Day Facility, and a covenant that in the event that PepsiCola Metropolitan Bottling Company, a New Jersey corporation, or such other company or companies as shall be the legal successors of each Acquired Company after consummation of the mergers giving effect to the Acquisition shall provide a guarantee of the Company's indebtedness under any credit facility or indenture of the Company, such person or persons shall provide a guarantee of the Company's indebtedness under the Senior Credit Facility on substantially the same terms as such guarantee.

EVENTS OF DEFAULT:	Substantially identical to the Existing 364-Day Facility.

ASSIGNMENTS AND PARTICIPATIONS:	Substantially identical to the Existing 364-Day Facility.

WAIVERS AND AMENDMENTS:	Substantially identical to the Existing 364-Day Facility.

INDEMNIFICATION:
The Company will indemnify and hold harmless the Administrative Agent, each Lead Arranger, each Lender and their respective affiliates and their partners, directors, officers, employees, agents and advisors from and against all losses, claims, damages, liabilities and expenses arising out of or relating to the Senior Credit Facility, the Company’s use

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of loan proceeds or the commitments, including, but not limited to, the reasonable fees of one counsel (subject to customary provisions regarding special and local counsel and conflicts of interest) and settlement costs, except to the extent such losses, claims, damages, liabilities or expenses arise from such indemnified person’s gross negligence, willful misconduct or material breach in bad faith of its obligations under the Senior Credit Facility. This indemnification shall survive and continue for the benefit of all such persons or entities.

GOVERNING LAW:	State of New York.

OTHER:
Each of the parties shall, to the fullest extent permitted under applicable law, (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction.  The loan documentation will contain increased cost, withholding tax, capital adequacy and yield protection provisions, in each case, substantially identical to the Existing 364-Day Facility.

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